Exhibit 13

POWER OF ATTORNEY

KNOW ALL PERSON BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints MARY L. CAVANAUGH and KATHERINE STONER, or each of them, as his or her true and lawful attorneys-in fact and agents, to sign any and all amendments to the Registration Statement listed below, for which THE VARIABLE ANNUITY LIFE INSURANCE COMPANY serves as Depositor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he or she might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exception from the federal securities laws; (iii) register additional annuity contracts under the federal securities law, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorney-in-fact and agents of any of them, or their substitutes, shall do or cause to be done by virtue thereof.

REGISTRATION STATEMENT (NEW VARIABLE ANNUITY PRODUCT)
Registrant	File Nos.
VALIC Separate Account A	333-_______ / 811-03240

Director August 25, 2006

Jay S. Wintrob

/S/ BRUCE R. ABRAMS Director, President and Chief August 25, 2006

Bruce R. Abrams Executive Officer

/S/ MICHAEL J. AKERS Director, Senior Vice President August 25, 2006

Michael J. Akers and Chief Actuary

/S/ MARY L. CAVANAUGH Director, Executive Vice August 25, 2006

Mary L. Cavanaugh President, General Counsel

and Secretary

/S/ N. SCOTT GILLIS Director, Senior Vice President August 25, 2006

N. Scott Gillis and Principal Financial Officer

/S/ SHARLA A. JACKSON Director and Executive Vice August 25, 2006

Sharla A. Jackson President - Operations

/S/ KATHLEEN M. MCCUTCHEON Director and Vice President - August 25, 2006

Kathleen M. McCutcheon Human Resources

Director August 25, 2006

Christopher J. Swift